As filed with the Securities and Exchange Commission on November 13, 2006

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

______________________

COLE CREDIT PROPERTY TRUST II, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

___________________________________

2555 East Camelback Road, Suite 400

Phoenix, Arizona 85016

(602) 778-8700

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

____________________________________

Blair D. Koblenz

Executive Vice President and Chief Financial Officer

Cole Credit Property Trust II, Inc.

2555 East Camelback Road, Suite 400

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

____________________________________

Copies to:

Lauren Burnham Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

____________________________________

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-121094

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share (2)	4,390,000	$10.00	$43,900,000	$4,697.30
Common Stock, par value $0.01 per share (3)	952,000	$ 9.50	$ 9,044,000	$ 967.71

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(1)	Calculated pursuant to Rule 457(o).
(2)	Represents shares for sale in the primary offering under the registrant’s earlier effective Form S-11 Registration Statement (Registration No. 333-121094).
(3)	Represents shares for sale pursuant to the registrant’s distribution reinvestment plan under the earlier effective Form S-11 Registration Statement (Registration No. 333-121094).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed by Cole Credit Property Trust II, Inc. (the “Registrant”) pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended, and consists of the following:

1.	the facing page to this Registration Statement;
2.	this page;
3.	the signature page hereto;
4.	an exhibit index; and
5.	the required opinion and consents.

The Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s Post-Effective Amendment No. 5 to Form S-11 Registration Statement (Registration No. 333-121094), including each of the exhibits and other documents filed thereto or deemed included therein, which was declared effective by the Securities and Exchange Commission on October 3, 2006 (the “Current Registration Statement”). This Registration Statement covers the registration of an additional 4,390,000 shares of the Registrant’s common stock, par value $0.01 per share, for sale in the primary offering under the Current Registration Statement at $10.00 per share. This Registration Statement also covers the registration of an additional 952,000 shares of the Registrant’s common stock, par value $0.01 per share, for sale pursuant to the Registrant’s distribution reinvestment plan under the Current Registration Statement at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of the Registrant’s common stock. As of the date of this Registration Statement, the Registrant has sold approximately 23,287,000 shares of common stock under the Current Registration Statement, of which approximately 23,047,000 were sold in the primary offering and approximately 240,000 were sold through the Registrant’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 13th day of November, 2006.

COLE CREDIT PROPERTY TRUST II, INC.
By:	/s/ Christopher H. Cole
Christopher H. Cole Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Christopher H. Cole Christopher H. Cole	Chief Executive Officer, President and Director (Principal Executive Officer)	November 13, 2006
/s/ Blair D. Koblenz Blair D. Koblenz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2006

* Marcus E. Bromley	Director	November 13, 2006
* Elizabeth L. Watson	Director	November 13, 2006
* /s/ Blair D. Koblenz
Signed on behalf of the named individuals by Blair D. Koblenz as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Venable LLP as to legality of securities
23.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Deloitte & Touche LLP, Independent Auditors
24.1*	Power of Attorney (included on the signature page of the registration statement)

__________________

*Filed herewith.